UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2010 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

(208) 424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 20, 2010, U.S. Geothermal Guatemala S.A. (the “U.S. Geo Guatemala”), a subsidiary of U.S. Geothermal Inc. (the “Company”), entered into a Definitive Authorization Contract for the Utilization of Resources of Public Domain to Install Power Plants (the “Contract”) with the Ministry of Energy and Mines in the Republic of Guatemala. The Contract awarded to U.S. Geo Guatemala a geothermal energy rights concession in Guatemala for a term of 30 years from the date of the execution of the Contract (the “Concession”) in exchange for a payment of US$600,000. Pursuant to the Contract, U.S. Geo Guatemala must begin construction of a power plant in connection with the Concession within 36 months of the execution of the Contract and must conclude construction and commence commercial operation of a power plant within 60 months of the execution of the Contract.

The Concession area is located 14 miles (22.5 kilometres) southwest of Guatemala City, the capital of the Republic of Guatemala. The Concession contains 24,710 acres (100 square kilometres) (38.6 square miles) of energy rights located in the center of the Agua and Pacaya twin volcano complex. A key asset included in the Concession is the El Ceibillo geothermal project which has nine existing geothermal wells of depths ranging from 560 to 2000 feet (170 to 610 meters) drilled during the 1990s and a significant amount of geophysical and other technical data. Six of the wells have measured reservoir temperatures in the range of 365 to 400°F (185 to 204°C). Fluid sample and rock cutting data from the wells suggest the existence of a deeper, higher-permeability reservoir at this site with temperatures ranging from 410 to 446°F (210 to 230°C). These wells have high conductive thermal gradients that indicate rapidly increasing temperatures with depth. Two wells are currently producing steam for local industrial use.

El Ceibillo is located in an industrial zone with major electrical transmission and distribution lines nearby. U.S. Geo Guatemala has already completed preliminary reservoir, transmission and environmental studies for the project. U.S. Geo Guatemala plans to engage in detailed testing and studies to quantify the electrical generating capacity of the El Ceibillo geothermal resource by deepening a number of the existing wells. U.S. Geo Guatemala is moving toward development of this resource when initial studies are completed. Planning is also underway for exploration and testing of at least four additional prospects containing fumaroles and hot springs that are located within the Concession area.

The Company is investigating the possibility of sourcing financing for the development of the Guatemala Concession through both equity financing and project loans.

The information provided in this Report may contain forward-looking statements within the definition of the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding expected reservoir temperatures, depths and thermal gradients associated with areas within the Concession, planned testing, studies and development of the Concession, and potential financing sources for the development of the Concession. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described. Important factors that could cause actual results to differ materially from the Company’s expectations include the uncertainties associated with the geologic characteristics of the geothermal resource, and uncertainty with respect to the availability of funding for testing and development of the geothermal resource. Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and U.S. securities regulators, including the Company’s annual report on Form 10-K for the year ended March 31, 2009. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. The Company assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

Item 7.01 Regulation FD Disclosure.

On April 15, 2010, U.S. Geothermal Inc. (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press release of U.S. Geothermal Inc. dated April 15, 2010 entitled “U.S. Geothermal Awarded Large Advanced Steam Concession in Guatemala – Enters International Market with High Quality Resource Next to Largest City in Central America”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 21, 2010	U.S. Geothermal Inc.

By: /s/ Daniel J. Kunz
Daniel J. Kunz
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of U.S. Geothermal Inc. dated April 15, 2010 entitled “U.S. Geothermal Awarded Large Advanced Steam Concession in Guatemala – Enters International Market with High Quality Resource Next to Largest City in Central America”